UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2007

EXELIXIS, INC.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 0-30235

Delaware	04-3257395
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

170 Harbor Way

P.O. Box 511

South San Francisco, California 94083-0511

(Address of Principal Executive Offices, Including Zip Code)

(650) 837-7000

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 3, 2007, the Board of Directors (the “Board”) of Exelixis, Inc. (the “Company”) approved amendments to Sections 34 and 36 of the Company’s Amended and Restated Bylaws (the “Bylaws”) to permit the issuance and transfer of both certificated and uncertificated shares of capital stock to comply with Rule 4350(l) enacted by The Nasdaq Stock Market, Inc. (“Nasdaq”). The rule requires all securities listed on Nasdaq to be eligible for a “direct registration program” operated by a clearing agency. The changes to Sections 34 and 36 of the Bylaws are intended to satisfy this requirement. In addition, the Board approved certain additional minor technical and conforming amendments to the Bylaws.

The amended Bylaws are effective as of October 3, 2007. The summary of changes to the Bylaws set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Company’s Amended and Restated Bylaws, a copy of which is attached to this report as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Amended and Restated Bylaws of Exelixis, Inc.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

EXELIXIS, INC.

Date: October 4, 2007	By:	/s/ James B. Bucher
James B. Bucher
Vice President, Corporate Legal Affairs and Secretary